SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LILLIAN VERNON CORP.

                GABELLI SECURITIES INC.
                                 4/16/03            3,000             7.0800
                    GABELLI ASSOCIATES LTD
                                 4/16/03           28,000             7.0800
                                 4/16/03           10,000             7.1133
                                 4/16/03           30,000             7.0978
                    GAF II
                                 4/16/03            2,000             7.0800
                    GABELLI ASSOCIATES FUND
                                 4/16/03           35,000             7.0978
                                 4/16/03           33,700             7.0800
                                 4/16/03           20,000             7.1133
               GAMCO INVESTORS, INC.
                                 4/16/03           22,000             7.0978
                                 4/16/03           28,000             7.0800
                                 4/16/03           12,000             7.1035
                                 4/16/03           17,500             7.0869
                                 4/16/03            9,000             7.0900
                                 4/16/03          188,100             7.1035
                                 3/24/03            2,000-            4.3425
                                 3/20/03            1,000-             *DO
               GABELLI ADVISERS, INC.
                                 3/10/03            1,500             3.8567
                                 2/18/03            1,000             4.1000
               GABELLI FUNDS, LLC.
                    GABELLI VALUE FUND
                                 3/04/03            1,000             3.8800
                    GABELLI ASSET FUND
                                 2/18/03            1,000-            4.1000
                    GABELLI ABC FUND
                                 4/16/03           26,200             7.0938
               MJG ASSOCIATES, INC.
                    GABELLI FUND, LDC
                                 4/16/03            2,000             7.0800


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.